EXHIBIT 10.14


                                LICENSE AGREEMENT

         This LICENSE AGREEMENT (the "License") dated as of the 1st day of December, 2000 (the "Effective Date"), is by and between AVIATION SALES COMPANY, a Delaware corporation ("Licensor"), KAV INVENTORY, LLC, a Delaware limited liability company ("KAV"), and KELLSTROM INDUSTRIES, INC., a Delaware corporation ("Kellstrom", and together with KAV the "Licensees").

                                    RECITALS:

         WHEREAS, Licensor, Kellstrom and Aviation Sales Distribution Services Company ("ASDSC"), a subsidiary of Licensor, have entered into that certain Asset Purchase Agreement dated as of September 20, 2000 (the "Asset Purchase Agreement"), relating to the purchase and sale of the business, operations, properties and assets of ASDSC other than ASDSC's inventory of aircraft engines, aircraft parts and aircraft engine parts (the "Business") (all capitalized terms and phrases not otherwise defined herein shall have the meaning ascribed to them in the Asset Purchase Agreement);

         WHEREAS, pursuant to the Asset Purchase Agreement, certain Excluded Assets include various names, trade names, trademarks, service marks, slogans, logos and designs of the Licensor, the rights to which are not being conveyed to Kellstrom under the Asset Purchase Agreement, including without limitation, the mark "Aviation Sales"; and

         WHEREAS, Licensor and Licensees both desire that Licensees be granted a limited right to use the mark "Aviation Sales" (the "Trademark"), for a limited time and in a limited manner following the Closing Date of the Asset Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                GRANT OF LICENSE

         Section 1.1. Grant. Upon the terms and conditions set forth in this License, Licensor hereby grants to Licensees and Licensees hereby accept for the Term (as that term is defined in Section 5.1 below) of this License a non-exclusive, royalty-free, world-wide license and right to use the Trademark for the limited purposes set forth herein.

         Section 1.2. Limited Use of Name. Kellstrom is only granted the right to use the Trademark in connection with Kellstrom's redistribution of aircraft engines, aircraft parts and aircraft engine parts, including, without limitation, on or in connection with business signs, printed literature, sales materials, purchase orders and sales, and maintenance and license agreements. Further, Kellstrom is only granted the right to use the Trademark immediately after the name

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"Kellstrom" (e.g., "Kellstrom/Aviation Sales," "Kellstrom Aviation Sales" or
"Kellstrom-Aviation Sales"), and in no other manner.

         Section 1.3. Use of Items Bearing Name. Notwithstanding anything to the contrary contained herein (a) Kellstrom shall have the limited right to use the Trademark without the name "Kellstrom" for a period of one (1) year following the Effective Date solely in order to use up letterhead to the extent in existence as of the Effective Date, invoices (but only for a period of ninety days after the Effective Date), general stationary, labels, sales and promotional materials bearing the Trademark, and (b) Licensees shall have the right to dispose of any inventory, including without limitation, records and documentation, on which the Trademark appears to the extent in existence as of the Effective Date (whether on a sticker, tag, documentation or otherwise).

         Section 1.4. Usage and Quality. In order to protect the goodwill associated with the Trademark and in order to prevent public deception, Licensees' use of the Trademark shall conform to such usage guidelines and quality control standards as reasonably prescribed by Licensor to Licensees from time to time in writing.

         Section 1.5. Reservation of Rights. Licensor reserves all rights not expressly granted to Licensees hereunder.

                                   ARTICLE II
                                    OWNERSHIP

         Licensees acknowledge that, as between Licensor and Licensees, the Trademark and other proprietary rights in and to the Trademark are owned exclusively by Licensor. Licensees recognize that they shall have no interest in or claim to the Trademark, except for the limited right to use same pursuant to this License and subject to its terms and conditions. Licensees further acknowledge that Licensees' usage of the Trademark, in whatever form, shall inure solely to the benefit of the Licensor, and that Licensor has the right, in accordance with the provisions of Section 5.2, to terminate this License as to any Licensee in the event that such Licensee asserts any rights in or to the Trademark other than those granted to such Licensee herein.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         (a) Licensor and Licensees represent and warrant to each other that, as of the Effective Date, the execution, delivery and performance by Licensor and Licensees of this License are within Licensor's and Licensees' respective powers and have been duly authorized by all necessary action.

         (b) To Licensor's knowledge, no claims have been asserted by any person
(i) against the use of the Trademark, or (ii) challenging the ownership, validity or effectiveness of the Trademark.

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                                   ARTICLE IV
                             COVENANTS OF LICENSEES

         At all times during the Term of this License and thereafter, Licensees covenant and agree as follows:

                  (i) Licensees shall not attack the title of Licensor in and to the Trademark and shall not attack the validity of the rights granted hereunder; and

                  (ii) Licensees shall not harm, misuse or bring into disrepute the Trademark, but on the contrary, shall maintain the value and reputation thereof, and shall not take any action that could adversely affect Licensor's ownership of the Trademark or its distinctiveness.

                                    ARTICLE V
                              TERM AND TERMINATION

         Section 5.1. Term. The term of this License (the "Term") shall begin on the Effective Date and shall automatically terminate on the date that is thirty-six (36) months after the Effective Date, unless otherwise sooner terminated by Licensor, as provided for herein.

         Section 5.2. Termination. Licensor has the right to immediately terminate this License as to any Licensee upon such Licensee's failure to cure within twenty (20) days after receipt of written notice of such Licensee's failure to comply with any term, condition or covenant of this License.

         Section 5.3. Effect of Termination. Upon the termination of this License as to any Licensee, such Licensee shall immediately cease to use the Trademark; provided, however, that termination of this License shall have no effect upon such Licensee's rights granted pursuant to Section 1.3(b); and, provided further, however, that termination of this License with respect to any such Licensee shall not affect the License granted hereunder to such other Licensee.

         Section 5.4. Other Remedies. Termination of this License shall be in addition to, and not in lieu of, other legal and equitable remedies available to Licensor. The rights of Licensor hereunder shall be cumulative of any and all other rights that Licensor may have against Licensees. The exercise by Licensor of any right or remedy hereunder or under any other agreement, or at law or equity, shall not preclude the concurrent or subsequent exercise by Licensor of any other right or remedy.

         Section 5.5. Survival of Terms. Licensees' obligations set forth in
Article II (Ownership), Article IV (Covenants of Licensee), Article V (Term and Termination) and Article VI (Miscellaneous) shall survive termination of this License.

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                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.1. No Assignment or Sublicense. Except as otherwise provided herein, Kellstrom shall not assign or in any manner transfer, whether voluntarily or involuntarily, this License or interest herein, or grant any sublicense of the rights herein granted to Kellstrom without the prior written consent of Licensor, which consent shall be in Licensor's sole and absolute discretion. Consent by Licensor to any such sublicense or assignment shall not operate as a waiver of Licensor's rights with respect to any subsequent sublicenses or assignments. Notwithstanding the foregoing, either Licensee may assign its rights hereunder in accordance with Section 6.7 hereof.

         Section 6.2. Counterparts. This License may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

         Section 6.3. Governing Law. This License shall be governed by and construed in accordance with the laws of the State of Florida without reference to the choice of law principles thereof.

         Section 6.4. Entire Agreement. This License is executed pursuant to the terms of the Asset Purchase Agreement and contains the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

         Section 6.5. Force Majeure. If the performance by Licensor or either Licensee of any provision of this License is delayed or prevented by any act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, and any other cause not within the control of Licensor or such Licensee, as the case may be, then the period for Licensor's or such Licensee's performance of the provision shall be automatically extended for the same amount of time that Licensor or such Licensee is so delayed or hindered.

         Section 6.6. Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Licensor shall be addressed to:

                                    Aviation Sales Company
                                    3601 Flamingo Road
                                    Miramar, Florida 33307
                                    Attn:  Dale S. Baker, Chairman
                                    Telecopy: (954) 538-6775

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         with a copy to:            Boyar & Miller
                                    4265 San Felipe, Suite 1200
                                    Houston, Texas 77027
                                    Attn: J. William Boyar, Esq.
                                    Telecopy: (713) 552-1758

or at such other address and to the attention of such other Person as Licensor may designate by written notice to Licensee. Notices to Licensees shall be addressed to:

                                    Kellstrom Industries, Inc.
                                    1100 International Parkway
                                    Sunrise, Florida 33323
                                    Attn:  Zivi R. Nedivi, President
                                    Telecopy:  (954) 858-2449

         with a copy to:            Akerman, Senterfitt & Eidson, P.A.
                                    350 East Las Olas Boulevard, Suite 1600
                                    Fort Lauderdale, Florida 33301
                                    Attn:  Bruce I. March, Esq.
                                    Telecopy:  (954) 463-2224

or at such other address and to the attention of such other Person as Licensee may designate by written notice to Licensor.

         Section 6.7. Successors and Assigns. This License shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign its rights or delegate its obligations under this License without the express prior written consent of each other party hereto. Notwithstanding the foregoing, (a) Kellstrom may assign its rights hereunder to a subsidiary of Kellstrom without the consent of Licensor so long as Kellstrom remains jointly and severally obligated with respect to any and all obligations of Kellstrom hereunder or pursuant to any agreement, document or, instrument delivered by Kellstrom pursuant hereto, and
(b) this License, and all agreements, documents and instruments contemplated hereby, may be assigned by Kellstrom and KAV to financial institutions (for the purpose of granting security interests herein) without the consent of Licensor, provided that any assignee of any assignment shall be subject to all claims of offset and all defenses that may be asserted by Licensor against the assignor to such assignment.

         Section 6.8. Headings; Definitions. The Section, Article and other headings contained in this License are inserted for convenience of reference only and will not affect the meaning or interpretation of this License. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms. All terms used herein and not otherwise defined shall have the same meaning as ascribed to them in the Asset Purchase Agreement.

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         Section 6.9. Amendments and Waivers. This License may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

         Section 6.10.     Interpretation; Absence of Presumption.

         (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this License as a whole and not to any particular provision of this License, and Article and Section references are to the Articles and Sections of this License, unless otherwise specified, (iii) the word "including" and words of similar import when used in this License shall mean "including, without limitation," unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

         (b) This License shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         Section 6.11. Severability. Any provision of this License which is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.


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         IN WITNESS WHEREOF, this License Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                  LICENSOR:

                                  AVIATION SALES COMPANY,
                                  a Delaware corporation

                                  By: /s/ Dale S. Baker
                                     -------------------------------------------
                                           Dale S. Baker
                                           Chairman and Chief Executive Officer


                                  LICENSEE:

                                  KELLSTROM INDUSTRIES, INC.,
                                  a Delaware corporation

                                  By: /s/ Zivi R. Nedivi
                                     -------------------------------------------
                                           Zivi R. Nedivi
                                           President


                                  KAV INVENTORY, LLC,
                                  a Delaware limited liability company


                                  By: /s/ Zivi R. Nedivi
                                     -------------------------------------------
                                           Zivi R. Nedivi, Manager


                                  By: /s/ Oscar Torres
                                     -------------------------------------------
                                           Oscar Torres, Manager


                                  By: /s/ Benito Quevedo
                                     -------------------------------------------
                                           Benito Quevedo, Manager


                                  By: /s/ Michael C. Brant
                                     -------------------------------------------
                                           Michael C. Brant, Manager

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